As filed with the Securities and Exchange Commission on January 20, 2015

Registration No. 333-197476

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No.  8
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENERGY 11, L.P.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1311	46-3070515
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification No.)

120 W 3rd Street
Suite 220
Fort Worth, Texas 76102
(817) 882-9192
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

David McKenney
Chief Financial Officer
Energy 11 GP, LLC
814 East Main Street
Richmond, VA 23219
(804) 344-8121
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
George G. Young III
Haynes and Boone, LLP
1221 McKinney Street, Suite 2100
Houston, Texas 77010
Telephone: (713) 547-2081
Telecopy: (713) 236-5699

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☑	(Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than selling commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the FINRA filing fee, the amounts set forth below are estimates.

SEC registration fee	$257,600
FINRA filing fee	225,500
Printing expense	3,250,000
Accounting fees and expenses	850,000
Legal fees and expenses	3,250,000
Blue sky fees and expenses	200,000
Marketing fee*	20,000,000
Miscellaneous	77,200
Total	$28,110,300

*  The marketing fee is the only item in this list that that constitutes FINRA underwriting compensation and that is payable to a FINRA member.

Item 14.   Indemnification of Officers and Members of the Board of Directors.

The section of the prospectus entitled “The Partnership Agreement — Indemnification” discloses that we will generally indemnify our general partner and officers and directors of our general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference. Subject to any terms, conditions or restrictions set forth in the Partnership Agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

Item 15.  Recent Sales of Unregistered Securities

On June 27, 2013, in connection with the formation of Energy 11, L.P. (the “Partnership”), the Partnership issued to (i) its general partner a 1% general partner interest in the Partnership for $10 and (ii) DMOG, LLC the 99% limited partner interest in the Partnership for $990. The issuance was exempt from registration under Section 4(2) of the Securities Act. There have been no other sales of unregistered securities within the past three years.

Item 16.  Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
1.1	Exclusive Dealer Manager Agreement with David Lerner Associates, Inc. *****
3.1	Certificate of limited partnership of Energy 11, L.P.**
3.2	Form of First Amended and Restated Limited Partnership Agreement of Energy 11, L.P. (included as Exhibit A to the Prospectus included as part of the Registration Statement)
5.1	Opinion of Haynes and Boone, LLP as to legality of securities being issued*
8.1	Opinion of Haynes and Boone, LLP as to tax matters*
10.1	Form of Escrow Agreement * ***
10.2	Form of Management Services Agreement**
10.3	Form of Subscription Agreement (Exhibit B to the Prospectus included as part of the Registration Statement)
10.4	Consulting Agreement with Clifford J. Merritt**
23.1	Consent of Haynes and Boone, LLP (included in their opinion filed as Exhibit 5.1)
23.2	Consent of Ernst & Young LLP*
24.1	Power of Attorney**
_________________________
*  Filed herewith.
**  Previously filed in the Registration Statement on July 17, 2014.
*** Previously filed in Amendment No. 2 to the Registration Statement on September 11, 2014.
**** Previously filed in Amendment No. 6 to the Registration Statement on December 12, 2014.
***** Previously filed in Amendment No. 7 to the Registration Statement on December 31, 2014.

Item 17.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)           Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No.  8 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia on January 20, 2015 .

ENERGY 11, L.P.,

By:  Energy 11 GP, LLC, its general partner

By:          /s/ David McKenney
Name:  David McKenney
Title:    Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No.  8 to the Registrant’s Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title with the general partner	Date

*	Manager, Chief Executive Officer (principal operating officer)	January 20, 2015
Glade M. Knight

/s/ David McKenney	Manager, Chief Financial Officer (principal financial and accounting officer)	January 20, 2015
David McKenney

*	Manager, Co-Chief Operating Officer	January 20, 2015
Anthony F. Keating III

*	Manager, Co-Chief Operating Officer	January 20, 2015
Michael J. Mallick

* By:    /s/ David McKenney
   Name:  David McKenney
   As Attorney in Fact

Exhibit Number	Description
1.1	Exclusive Dealer Manager Agreement with David Lerner Associates, Inc. *****
3.1	Certificate of limited partnership of Energy 11, L.P.**
3.2	Form of First Amended and Restated Limited Partnership Agreement of Energy 11, L.P. (included as Exhibit A to the Prospectus included as part of the Registration Statement)
5.1	Opinion of Haynes and Boone, LLP as to legality of securities being issued*
8.1	Opinion of Haynes and Boone, LLP as to tax matters*
10.1	Form of Escrow Agreement****
10.2	Form of Management Services Agreement**
10.3	Form of Subscription Agreement (Exhibit B to the Prospectus included as part of the Registration Statement)
10.4	Consulting Agreement with Clifford J. Merritt**
23.1	Consent of Haynes and Boone, LLP (included in their opinion filed as Exhibit 5.1)
23.2	Consent of Ernst & Young LLP*
24.1	Power of Attorney**
_________________________
* Filed herewith.
**  Previously filed in the Registration Statement on July 17, 2014.
*** Previously filed in Amendment No. 2 to the Registration Statement on September 11, 2014.
**** Previously filed in Amendment No. 6 to the Registration Statement on December 12, 2014.
***** Previously filed in Amendment No. 7 to the Registration Statement on December 31, 2014.